CONSENT OF COUNSEL

We consent to the reference to our firm under the heading “Legal Counsel” in Post-Effective Amendment No. 56 to the Registration Statement on Form N-1A of The Caldwell & Orkin Funds, Inc., as filed with the Securities and Exchange Commission on or about August 28, 2025.

KILPATRICK TOWNSEND & STOCKTON LLP

By: /s/ Katherine McCurry

Katherine McCurry, a Partner